1940 Act File No. 811-5699

                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549


                                           FORM N-2


[x]     REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
[x]     Amendment No.   7


FRANKLIN PRINCIPAL MATURITY TRUST
Exact Name of Registrant as Specified in Charter


777 MARINERS ISLAND BLVD., SAN MATEO, CA  94404
Address of Principal Executive Offices   (Number, Street, City, State, Zip Code)


(415) 312-3000
Registrant's Telephone Number including Area Code


Deborah R. Gatzek, Secretary, 777 Mariners Island Blvd., San Mateo, CA  94404
Name and Address                        (Number, Street, City, State, Zip Code)
                                         of Agent for Service)

               With a copy to:
               Mark H. Plafker, Esq., Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA 19103-7098


If appropriate, check the following box:

        [] This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

        [] This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is ____________.




                                   FRANKLIN PRINCIPAL MATURITY TRUST
                                         CROSS-REFERENCE SHEET
                                        PURSUANT TO RULE 495(A)

ITEM NUMBER AND HEADING

ITEM NUMBER - PART A                               CAPTION

1.      Outside Front Cover.                       *

2.      Inside Front and Outside Back Cover Page.  *

3.      Fee Table and Synopsis.                    Item 3.        Fee Table and Synopsis (Shareholder
                                                                  Transaction Expenses; Annual
                                                                  Expenses.)
4.      Financial Highlights.
                                                   *
5.      Plan of Distribution.
                                                   *
6.      Selling Shareholders.
                                                   *
7.      Use of Proceeds.
                                                   *

8.      General Description of the Registrant.     Item 8.        General Description of the
                                                                  Registrant (General; Investment
                                                                  Objectives and Policies; Risk
                                                                  Factors; Other Policies; Share Price
                                                                  Data).

9.      Management.                                Item 9.        Management (Board of Directors;
                                                                  Investment Advisers; Portfolio
                                                                  Management; Administrators;
                                                                  Custodians; Expenses; Affiliated
                                                                  Brokerage; Non-resident Managers;
                                                                  Control Persons).

10.    Capital Stock, Long-Term Debt and Other     Item 10.       Capital Stock, Long-Term Debt and
       Securities.                                                Other Securities (Capital Stock;
                                                                  Long-Term Debt; General; Taxes;
                                                                  Outstanding Securities; Securities
                                                                  Ratings).

11.     Defaults and Arrears on Senior             Item 11.       Defaults and Arrears on Senior
        Securities.                                               Securities.


12.     Legal Proceedings.                         Item 12.       Legal Proceedings.

13.     Table of Contents of the Statement of      Item 13.       Table of Contents of the Statement
        Additional Information.                                   of Additional Information.

ITEM NUMBER - PART B                               CAPTION

14.     Cover Page.                                Item 14.       Cover Page.

15.     Table of Contents.                         Item 15.       Table of Contents.

16.     General Information and History.           Item 16.       General Information and History.

17.     Investment Objective and Policies.         Item 17.       Investment Objectives and Policies.

18.     Management.                                Item 18.       Management.

19.     Control Persons and Principal Holders of   Item 19.       Control Persons and Principal
        Securities.                                               Holders of Securities.

20.     Investment Advisory and Other Services.    Item 20.       Investment Advisory and Other
                                                                  Services.

21.     Brokerage Allocation and Other Practices.  Item 21.       Brokerage Allocation and Other
                                                                  Practices.

22.     Tax Status.                                Item 22.       Tax Status.

23.     Financial Statements.                      Item 23.       Financial Statements.

ITEM NUMBER - PART C                               CAPTION

24.     Financial Statements and Exhibits.         Item 24.       Financial Statements and Exhibits.

25.     Marketing Arrangements.                    Item 25.       Marketing Arrangements.

26.     Other Expenses of Issuance and             Item 26.       Other Expenses of Issuance and
        Distribution.                                             Distribution.

27.     Persons Controlled by or Under Common      Item 27.       Persons Controlled by or under
        Control.                                                  Common Control with Registrant.

28.     Number of Holders of Securities.           Item 28.       Number of Holders of Securities.

29.     Indemnification.                           Item 29.       Indemnification.

30.     Business and Other Connections of          Item 30.       Business and Other Connections of
        Investment Adviser.                                       Investment Adviser.

31.     Location of Accounts and Records.          Item 31.       Location of Accounts and Records.

32.     Management Services.                       Item 32.       Management Services.

33.     Undertakings.                              Item 33.       Undertakings.

* Not required.




PART A - INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1.        OUTSIDE FRONT COVER

               Inapplicable

ITEM 2.        INSIDE FRONT AND OUTSIDE BACK COVER PAGE

               Inapplicable

ITEM 3.        FEE TABLE AND SYNOPSIS

        1.     SHAREHOLDER TRANSACTION EXPENSES

       Dividend Reinvestment and Cash Purchase Plan Fees.      NONE%

ANNUAL EXPENSES (as a percentage of net assets attributable to common shares)

       Management Fees...................................      0.60%

       Interest Payments on Borrowed Funds...............      2.54%

Other Expenses...........................................      0.18%

Total Annual Expenses....................................      3.32%

  -------------------------------------- ------- --------- -------- ---------
  Example                                1 year  3 years   5 years  10 years
  -------------------------------------- ------- --------- -------- ---------
  You would pay the following expenses
  on a $1,000 investment, assuming a     $33     $102      $173     $361
  5% annual return:
  -------------------------------------- ------- --------- -------- ---------

     The purpose of the table is to assist the investor in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly.

        2.     Inapplicable

        3.     Inapplicable

ITEM 4.        FINANCIAL HIGHLIGHTS

               Inapplicable

ITEM 5.        PLAN OF DISTRIBUTION

               Inapplicable

ITEM 6.        SELLING SHAREHOLDERS

               Inapplicable

ITEM 7.        USE OF PROCEEDS

               Inapplicable

ITEM 8.        GENERAL DESCRIPTION OF THE REGISTRANT

        1.     General:

               a. Franklin Principal Maturity Trust (the "Fund") is a business trust created under the laws of the Commonwealth of Massachusetts on November 22, 1988.

               b. The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940.

        2.     Investment Objectives and Policies:

               a., b., c. and d.

               The following sections of the Prospectus of the Fund dated January 19, 1989 ("Fund Prospectus") are incorporated herein by reference: "Investment Objective and Policies," "Zero Coupon Securities," "Mortgage Backed Securities," "High Income Producing Debt Securities," "Asset Backed Securities," "Other Investment Practices," "Special Considerations" and Appendices A and B. In addition, the third paragraph under the sub-heading "Leverage and Borrowing" under the heading "Other Investment Practices" is restated as follows:

                      Because few or none of the Fund's assets will consist of margin securities, the Fund does not expect to borrow on margin, although such borrowing is not prohibited. The Fund may also borrow by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements (as discussed below). Under a reverse repurchase agreement, the Fund sells securities and agrees to repurchase them at a mutually agreed upon date and price. Reverse repurchase agreements involve risk that the market value of the securities retained in lieu of sale by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Reverse repurchase agreements can create leverage, a speculative factor, and will be considered as borrowings for purposes of the Fund's limitation on borrowing.

               In addition to the foregoing, the following reflects certain of the Fund's non-fundamental investment policies. Franklin Advisers, Inc. is defined hereafter as "Advisers" or "Manager."

               LOAN PARTICIPATIONS

               The Fund is permitted to invest up to 10% of the Fund's total assets (at the time of investment) in loan participations, all of which may have speculative characteristics or may be in default at the time of purchase. Loan participations generally trade at par value. The Fund may purchase loan participations which sell at a discount because of the borrower's credit problems.

               The Manager may acquire loan participations for the Fund from time to time when it believes the investments offer the possibility of long-term appreciation in value. An investment in loan participations or other debt securities which are in default carries a high degree of risk and may have the consequence that interest payments with respect to such securities may be reduced, deferred, suspended or eliminated and may have the further consequence that principal payments may likewise be reduced, deferred, suspended or canceled, causing the loss of the entire amount of the investment. Loans will generally be acquired by the Fund from a bank, finance company or other similar financial services entity ("Lender").

               Loan participations are interests in floating or variable rate senior loans ("Loans") to United States corporations, partnerships and other entities ("Borrowers") which operate in a variety of industries and geographical regions. Loans in which the Fund will purchase participation interests generally will pay interest at rates which are periodically redetermined on the basis of a base lending rate plus a premium. These base lending rates are generally the Prime Rate offered by a major United States bank, the London Inter-Bank Offered Rate, the Certificate of Deposit rate or other base lending rates used by commercial lenders. The Loans typically have the most senior position in a Borrower's capital structure, although some Loans may hold an equal ranking with other senior securities of the Borrower. Although the Loans generally are secured by specific collateral, the Fund may invest in Loans which are not secured by any collateral. Uncollateralized Loans pose a greater risk of nonpayment of interest or loss of principal than do collateralized Loans. The collateral underlying a collateralized Loan may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a Borrower's obligations under a Loan. The Fund is not subject to any restrictions with respect to the maturity of the Loans in which it purchases participation interest.

               The Loans generally are not rated by nationally recognized statistical rating organizations. Ratings of other securities issued by a Borrower do not necessarily reflect adequately the relative quality of a Borrower's Loans. Therefore, although the Manager may consider such ratings in determining whether to invest in a particular Loan, such ratings will not be the determinative factor in the Manager's analysis.

               The Loans are not readily marketable and may be subject to restrictions on resale. Participation interests in the Loans generally are not listed on any national securities exchange or automated quotation system and no regular market has developed for such interests. Any secondary purchases and sales of loan participations generally are conducted in private transactions between buyers and sellers. Many of the Loans in which the Fund expects to purchase interests are of a relatively large principal amount and are held by a relatively large number of owners which in the Manager's opinion, should enhance the relative liquidity of such interests.

               When acquiring a loan participation the Fund will have a contractual relationship only with the Lender (typically an entity in banking, finance or financial services industries), not with the Borrower. The Fund has the right to receive payments of principal and interest to which it is entitled only from the Lender selling the loan participation and only upon receipt by such Lender of such payments from the Borrower. In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the Loan Agreement, nor any rights with respect to any funds acquired by other Lenders through set-off against the Borrower and the Fund may not directly benefit from the collateral supporting the Loan in which it has purchased the loan participation. As a result, the Fund may assume the credit risk of both the Borrower and the Lender selling the loan participation. In the event of the insolvency of the Lender selling a loan participation, the Fund may be treated as a general creditor of such Lender, and may not benefit from any set-off between such Lender and the Borrower. The Fund may purchase loan participations with a maturity date beyond May 31, 2001, the date of distribution of the net assets of the Fund to shareholders. The illiquidity of loan participations may impair the Fund's ability to realize the full value of its assets when the Fund attempts to liquidate its assets for distribution to shareholders. Liquidity relates to the ability of the Fund to sell an investment in a timely manner. The market for relatively illiquid securities tends to be more volatile than the market for more liquid securities. The portion of the Fund's assets invested in relatively illiquid loan participations may restrict the ability of the Fund to dispose of its investments in such loans in a timely fashion and at fair price, and could result in losses to the Fund.

               CONVERTIBLE SECURITIES

               The Fund is permitted to invest up to 10% of the Fund's total assets (at the time of investment) in convertible debt securities and up to 10% of the Fund's total assets (at the time of the investment) in convertible preferred stocks.

               A convertible security is a debt security (bond, debenture, note) or preferred stock that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or dividends paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying stock because they have fixed-income characteristics, and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases. While no securities investment is without some risk, investments in convertible securities generally entail less risk than the issuer's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Debt securities that are convertible into or exchangeable to preferred common stock are liabilities of the issuer but are generally subordinated to more senior elements of the issuer's balance sheet. Although such securities also generally reflect an element of conversion value, their market value also varies with interest rates and perceived credit risk. The debt security investments are not limited to investment grade fixed-income securities and may have speculative characteristics or may even be in default. (See "Loan Participations" above for risks associated with such securities).

               PREFERRED STOCKS

               The Fund is permitted to invest up to 10% of the Fund's total assets (at the time of investment) in preferred stock (not convertible into common stock).

               Preferred stock may offer the possibility of capital appreciation when the issuer performs below expectations at the time the preferred stock was issued. The preferred stock will often trade more like a common stock than a fixed-income security, with appreciation in its value resulting when the company's performance improves. Preferred stock has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule, the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar stated yield characteristics. Preferred stocks have many of the same characteristics and risks of debt securities described in the "High Income Producing Debt Securities" section of the Fund's Prospectus.

               COMMON STOCKS

               The Fund is permitted to invest up to 10% of the Fund's total assets (at the time of investment) in common stocks.

               Common stocks represent the residual ownership interest in the issuer and are entitled to the income and increase in the value of the assets and business of the entity after all of its obligations and preferred stocks increase in the value of the assets and business of the entity after all of its obligations and preferred stocks are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. The Fund may invest in common stocks of companies of any size, in terms of market capitalization, and in any industry. There is no requirement that the common stocks have a history of paying dividends. The Fund anticipates that the return from investments in common stocks will consist primarily of capital appreciation and secondarily of dividend income and, over time will contribute to the Fund's ability to return $10.00 per share to each shareholder and provide income to shareholders.

               DEBT SECURITIES IN DEFAULT

               The Fund is permitted to invest its assets in debt securities which are in default.

               Subject to the Fund's policies limiting investments in a particular type of security to a certain percentage of the Fund's assets at the time of investment, the Fund may invest without limit in securities which are in default. An investment in debt securities which are in default carries a high degree of risk and may have the consequence that interest payments with respect to such securities may be reduced, deferred, suspended or eliminated and may have the further consequence that principal payments may likewise be reduced, deferred, suspended or canceled, causing the loss of the entire amount of the investment. The Fund may acquire debt securities in default primarily in an attempt to achieve appreciation in value which will contribute to the Fund's ability to return $10.00 per share to each shareholder and provide income to shareholders. Although the Fund may invest without limit in securities in default, to the extent that such securities may be illiquid, the acquisition of illiquid debt securities in default is subject to the Fund's investment restriction limiting investments in illiquid securities to 331/3% of the Fund's assets (exclusive of any illiquid zero coupon securities). The illiquidity of debt securities may impair the Fund's ability to realize the full value of its assets when the Fund attempts to liquidate its assets for distribution to shareholders. Liquidity relates to the ability of the Fund to sell an investment in a timely manner. The market for relatively illiquid securities tends to be more volatile than the market for more liquid securities. The portion of the Fund's assets invested in relatively illiquid debt securities in default may restrict the ability of the Fund to dispose of its investments in such loans in a timely fashion and at fair price, and could result in losses to the Fund.

               TRADE CLAIMS

               The Fund is permitted to purchase trade claims. Trade claims are purchased from creditors of companies in financial difficulty who seek to reduce the number of debts they are owed. Such trade creditors generally sell their claims in an attempt to improve their balance sheets and reduce uncertainty regarding payments. For purchasers such as the Fund, trade claims offer the potential for profits since they are often purchased at a significantly discounted value and, consequently, may generate capital appreciation in the event that the value of the claim increases as the debtor's financial position improves. Further, in the event that the debtor is able to pay the full obligation on the face of the claim as a result of a restructuring or an improvement in the debtor's financial condition, trade claims offer the potential for higher income due to the difference in the face value of the claim as compared to the discounted purchase price. The Fund's investment in trade claims will be limited by a policy to invest only up to 10% of its net assets in trade claims. While Advisers believes that trade claims are liquid because there is a secondary market for such claims, the liquidity of trade claims will be monitored by Advisers under supervision of the Board of Trustees. The Fund is not permitted to commit more than 331/3% of its assets to illiquid investments.

               An investment in trade claims is speculative and carries a high degree of risk. There can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. Further, trading in claims is not regulated by federal securities laws or the Securities and Exchange Commission. Currently, trading in claims is regulated primarily by bankruptcy laws and because trade claims are unsecured, holders of trade claims may have a lower priority in terms of payment than most of the creditors in the bankruptcy proceeding.

               With respect to the policies of the Fund that may not be changed without the vote of a majority of the outstanding voting securities, including those policies the Fund deems to be fundamental, the "Investment Restrictions" section of the Fund's Prospectus is incorporated herein by reference.

        3.     Risk Factors:

               a. General: The "Special Considerations" section of the Fund's Prospectus is incorporated herein by reference. Also, see response to Item 8.2.

               b.   Effects of Leverage:

                    (1) The average annual rate of interest or dividend payments on the Fund's investment in reverse repurchase agreements for the fiscal year ended November 30, 1995 was 5.85%.

                    (2) The annual return that the Fund's portfolio must experience in order to cover annual interest payments on reverse repurchase agreements is 1.66%.

                    (3) The table below illustrates the effect on return to a common stockholder of leverage (using senior securities), assuming annual returns on the Fund's portfolio (net of expenses) of minus ten, minus five, zero, five and ten percent:

------------------------- -------- ------- ------- ------ -------
Assumed return on         -10%     -5%     0%      5%     10%
portfolio (net of
expenses)
------------------------- -------- ------- ------- ------ -------
------------------------- -------- ------- ------- ------ -------
Corresponding return to   (1)      (1)     (1)     (1)    (1)
common stockholder        -16.59   -9.51   -2.42   4.67   11.76
------------------------- -------- ------- ------- ------ -------

                    (1) In percent.

                    The purpose of the table is to assist the investor in understanding the effects of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or lesser than those appearing in the table.

        4.     Other Policies:

               See response to Item 8.2.

        5.     Share Price Data

               a. The Fund issued shares of beneficial interest which are listed on the New York Stock Exchange ("NYSE").

               b. The following table sets forth (1) the high and low net asset values per share of beneficial interest for the quarters indicated; (2) the high and low market prices per share of beneficial interest for the quarters indicated; and
                    (3) the percentage of premium or discount to net asset value represented by such market values shown in the table for the quarters indicated.


                                                                         PERCENTAGE OF
                                                                        DISCOUNT TO NET
                      NET ASSET VALUE        MARKET PRICE                 ASSET VALUE
--------------------- ---------------- ----- ------------------ ---- ----------------------
   QUARTER ENDED       HIGH      LOW          HIGH      LOW           % HIGH      % LOW
   -------------       ----      ---          ----      ---           ------      -----
February 28, 1994     $10.32   $ 9.64        $ 9.00   $ 8.375        12.79      13.12
May 31, 1994          $10.08   $ 9.05        $ 9.375  $ 8.00         6.99       11.60
August 31, 1994       $ 9.14   $ 8.59        $ 8.25   $ 7.50         9.74       12.69
November 30, 1994     $ 8.75   $ 7.70        $ 7.75   $ 6.875        11.43      10.71
February 28, 1995     $ 7.88   $ 7.52        $ 7.125  $ 6.375        9.58       15.23
May 31, 1995          $ 8.17   $ 7.68        $ 7.25   $ 6.625        11.26      13.74
August 31, 1995       $ 8.50   $ 8.17        $ 7.50   $ 7.00         11.76      14.32
November 30, 1995     $ 8.68   $ 8.42        $ 7.50   $ 7.125        13.59      15.38

                    The shares of beneficial interest have traded at a discount from net asset value from time to time since January 1991. On March 11, 1996, the shares traded at a market price of $7.625 with a net asset value of $8.63, which is an 11.65% discount from net asset value.

        6.     Inapplicable

ITEM 9.        MANAGEMENT

        1.     a.     Board of Directors:

                    The first two sentences of the "Trustees and Officers" section of the Fund's Prospectus is incorporated herein by reference.

               b.     Investment Advisers:

                    (1) The Fund employs Advisers to manage the investment and reinvestment of the Fund's assets and administer the affairs of the Fund, subject to the supervision of the Fund's Board of Trustees. The Manager is a registered investment adviser and a wholly owned subsidiary of Franklin Resources, Inc. ("Resources").

                    Resources is a publicly held company whose shares are listed on the NYSE. Charles B. Johnson and Rupert H. Johnson, Jr., Trustees and/or officers of the Fund, are the principal shareholders of Resources and own, respectively, approximately 22% and 17% of the outstanding shares. Resources is engaged in various aspects of the financial services industry through its various subsidiaries (the "Franklin Templeton Group").

                    Advisers acts as investment manager or administrator to 36 U.S. registered investment companies, with aggregate assets (as of December 31, 1995) over $80 billion. The Manager, through its predecessors and affiliates, has been providing investment advisory and management services to investment companies and private accounts since 1947. The Manager's abilities in widely varied market conditions have enabled it to become one of the largest independent investment advisory organizations in the United States. The Manager currently advises several specialized funds which emphasize investment in debt securities, and it manages the nation's largest publicly offered mutual fund specializing in U.S. Government and mortgage-backed securities. The Manager pioneered one of the first mutual funds investing in adjustable rate mortgage-backed securities. It maintains a large staff of professional portfolio managers, securities analysts and administrative specialists to continuously select investments, monitor its portfolios and furnish timely reports to shareholders. The Manager's address is 777 Mariners Island Boulevard, San Mateo, California 94404.

                    (2) The fifth paragraph of the "Management of the Fund" section of the Fund's Prospectus is incorporated herein by reference.

                    (3) The fourth paragraph of the "Management of the Fund" section of the Fund's Prospectus is incorporated herein by reference.

               c.     Portfolio Management:

                    Chauncey Lufkin, the portfolio manager and a vice president of the Fund, is primarily responsible for the day-to-day management of the Fund's portfolio and has been since September 1991. He joined Advisers in 1990 as a specialist in restructuring and distressed securities. Prior to 1990, Mr. Lufkin worked for the special finance group of Manufacturers Hanover Trust Co. and in the leveraged finance division at Security Pacific National Bank. Mr. Lufkin received his bachelor of arts degree from St. Lawrence University.

               d.     Administrators:

                      Inapplicable

               e.     Custodians:

                    (1) The custodian of the Fund's portfolio securities is Bank of New York (the "Custodian"), Mutual Funds Division, 90 Washington Street, New York, NY 10286.

                    (2) First Data Investor Services Group, 53 State Street, Boston, MA 02109-2873, serves as dividend disbursing agent, transfer agent and registrar.


               f.     Expenses:

                    The seventh paragraph of the "Management of the Fund" section of the Fund's Prospectus is incorporated herein by reference.

               g.     Affiliated Brokerage:

                    The fourth paragraph of the "Portfolio Transactions and Brokerage" section of the Fund's Prospectus is incorporated herein by reference.

        2.     Non-resident Managers:

               Inapplicable

        3.     Control Persons:

               Inapplicable

ITEM 10.              CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

        1.     Capital Stock:

               a., b., c., d., and f.

                    The "Description of Shares" and "Dividends and Distributions" sections of the Fund's Prospectus are incorporated herein by reference.

               e. The "Dividend Reinvestment Plan" section of the Fund's Prospectus is incorporated herein by reference.

                    First Data Investor Services Group ("Plan Agent"), c/o Corporate Securities, 53 State Street, Boston, Massachusetts 02109, acts as the Plan Agent in administering the Plan. All reinvestments are in full and fractional shares, carried to two decimal places. The complete Terms and Conditions of the Dividend Reinvestment Plan are contained in the Fund's Prospectus, which may be obtained from the Fund. Additional information about the Plan may be obtained from the Plan Agent at the address shown above or by telephone at (800) 331-1710.

                    A shareholder is automatically enrolled in the Plan unless the shareholder elects to receive dividends or distributions in cash. If a shareholder owns shares in his/her own name, such shareholder should notify the Plan Agent, in writing, if he/she wishes to receive dividends or distributions in cash.

                    If the Fund declares a dividend or capital gain distribution, a participant in the Plan will automatically receive an equivalent amount of shares of the Fund purchased on behalf of the participant by the Plan Agent in the open market. All reinvestments are in full and fractional shares. The Fund does not issue new shares in connection with the Plan.

                    There is no direct charge to participants for reinvesting dividends and distributions, since the Plan Agent's fees are paid by the Fund. Whenever shares are purchased through the exchange on which they are listed, each participant will pay a pro rata portion of brokerage commissions. The automatic reinvestment of dividends and distributions does not relieve shareholders of liability for any taxes which may be payable on dividends or distributions. Generally, income and capital gains resulting from dividends and distributions received in the form of shares of the Fund, are realized notwithstanding the fact that cash is not received by shareholders.

                    A participant will receive a monthly account statement from the Plan Agent, showing total dividends and distributions, date of investment, shares acquired and price per share, and total shares of record held by the participant and by the Plan Agent for the participant. A participant is entitled to vote all shares of record, including shares purchased for the participant by the Plan Agent, and, if the participant votes by proxy, the proxy will include all such shares.

                    As long as the participant participates in the Plan, the Plan Agent will hold the shares it has acquired for the participant in safekeeping, in non-certificated form. This convenience provides added protection against loss, theft or inadvertent destruction of certificates.

                    A participant may withdraw from the Plan at any time by notifying the Plan Agent in writing. There is a $5 fee to withdraw from the reinvestment plan. If a participant withdraws from the Plan, such participant will receive a certificate issued in his/her name for all full shares and the Plan Agent will convert any fractional shares so held at the time of withdrawal to cash at the then current market price and send the participant a check for the proceeds. If a participant prefers, the Plan Agent will sell all of his/her full and fractional shares upon such withdrawal and send the participant the proceeds.

                    If a participant holds shares in his/her own name, all notices, correspondence, questions, or other communications regarding the Plan should be addressed to the Plan Agent at the address noted above. If shares are not held in a participant's name, such participant should contact his/her brokerage firm, bank, or other nominee for more information.

                    A participant in the Dividend Reinvestment Plan holding shares in a brokerage account may not be able to transfer the shares to another broker and continue to participate in the Dividend Reinvestment Plan if such broker does not allow for dividend reinvestment plans.

        2.     Long-Term Debt:

               Inapplicable

        3.     General:

               There is no other class of authorized securities of the Fund.

        4.     Taxes:

               The Fund has qualified and intends to continue to so qualify for treatment under Subchapter M of the Internal Revenue Code of 1986 for federal income tax purposes. The Fund will distribute all of its net investment income and gains to shareholders and these distributions are taxable as ordinary income or capital gains; shareholders may be proportionately liable for taxes on income and gains of the Fund, but shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them; and the Fund will inform shareholders of the amount and nature of the income or gains.

               Shareholders will not be subject to the alternative minimum tax.

        5.     Outstanding Securities:

               The following information for each class of the authorized securities of the Trust is furnished as of February 29, 1996:


                                                         (3)                    (4)
                                                   AMOUNT HELD BY        AMOUNT OUTSTANDING
          (1)                      (2)              REGISTRANT OR           EXCLUSIVE OF
     TITLE OF CLASS         AMOUNT AUTHORIZED      FOR ITS ACCOUNT     AMOUNT SHOWN UNDER (3)
Shares of Beneficial      Unlimited shares of             -0-                20,462,600
Interest, par value       beneficial interest
$.01 per share

        6.     Securities Ratings:

               Inapplicable

ITEM 11.              DEFAULTS AND ARREARS ON SENIOR SECURITIES

               Inapplicable

ITEM 12.              LEGAL PROCEEDINGS

               To the knowledge of the Fund, there are no material pending legal proceedings to which the Fund or Advisers is a party.

ITEM 13.            TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

               Inapplicable

PART B - INFORMATION REQUIRED IN THE STATEMENT OF ADDITIONAL INFORMATION

ITEM 14.              COVER PAGE

               Inapplicable

ITEM 15.              TABLE OF CONTENTS

               Inapplicable

ITEM 16.              GENERAL INFORMATION AND HISTORY

               Inapplicable

ITEM 17.              INVESTMENT OBJECTIVES AND POLICIES

               See response to Item 8.

ITEM 18.              MANAGEMENT

     1. and 2. Trustees who are deemed to be "interested persons" of the Fund, as defined in the Investment Company Act of 1940, are indicated by an asterisk (*). For each Trustee and officer of the Fund, any positions held with affiliated persons of the Fund are indicated.




                                 POSITION(S)         PRINCIPAL OCCUPATION(S)
NAME, AGE AND ADDRESS            HELD WITH FUND      DURING PAST FIVE YEARS

Frank H. Abbott, III             Trustee             President and Director, Abbott
Age 74                                               Corporation (an investment company);
1045 Sansome St.                                     and director, trustee or managing
San Francisco, CA  94111                             general partner, as the case may be, of
                                                     31 of the investment companies in the
                                                     Franklin Group of Funds.

Harris J. Ashton                 Trustee             President, Chief Executive Officer and
Age 63                                               Chairman of the Board, General Host
General Host Corporation                             Corporation (nursery and craft
Metro Center, 1 Station Place                        centers); Director, RBC Holdings Inc.
Stamford, CT  06904-2045                             (a bank holding company) and Bar-S
                                                     Foods; and director, trustee or
                                                     managing general partner, as the case
                                                     may be, of 56 of the investment
                                                     companies in the Franklin Templeton
                                                     Group of Funds.

S. Joseph Fortunato              Trustee             Member of the law firm of Pitney,
Age 63                                               Hardin, Kipp & Szuch; Director of
Park Avenue at Morris County                         General Host Corporation; director,
P.O. Box 1945                                        trustee or managing general partner, as
Morristown, NJ  07962-1945                           the case may be, of 58 of the
                                                     investment companies in the Franklin
                                                     Templeton Group of Funds.

David W. Garbellano              Trustee             Private Investor; Assistant
Age 81                                               Secretary/Treasurer and Director,
111 New Montgomery St., #402                         Berkeley Science Corporation (a venture
San Francisco, CA  94105                             capital company); and director, trustee
                                                     or managing general partner, as the
                                                     case may be, of 30 of the investment
                                                     companies in the Franklin Group of
                                                     Funds.

*Edward B. Jamieson              President and       Senior Vice President and Portfolio
Age 47                           Trustee             Manager, Franklin Advisers, Inc; and
777 Mariners Island Blvd.                            officer and/or director or trustee of
San Mateo, CA  94404                                 five of the investment companies in the
                                                     Franklin Group of Funds.

*Charles B. Johnson              Chairman of the     President and Director, Franklin
Age 63                           Board and Trustee   Resources, Inc.; Chairman of the Board
777 Mariners Island Blvd.                            and Director, Franklin Advisers, Inc.
San Mateo, CA  94404                                 and Franklin Templeton Distributors,
                                                     Inc.; Director, Franklin/Templeton
                                                     Investor Services, Inc. and General
                                                     Host Corporation; and officer and/or
                                                     director, trustee or managing general
                                                     partner, as the case may be, of most
                                                     other subsidiaries of Franklin
                                                     Resources, Inc. and of 57 of the
                                                     investment companies in the Franklin
                                                     Templeton Group of Funds.

*Rupert H. Johnson, Jr.          Vice President      Executive Vice President and Director,
Age 55                           and Trustee         Franklin Resources, Inc. and Franklin
777 Mariners Island Blvd.                            Templeton Distributors, Inc; President
San Mateo, CA  94404                                 and Director, Franklin Advisers, Inc.;
                                                     Director, Franklin/Templeton Investor
                                                     Services, Inc., and officer and/or
                                                     director, trustee or managing general
                                                     partner, as the case may be, of most
                                                     other subsidiaries of Franklin
                                                     Resources, Inc. and of 61 of the
                                                     investment companies in the Franklin
                                                     Templeton Group of Funds.

Frank W. T. LaHaye               Trustee             General Partner, Peregrine Associates
Age 66                                               and Miller & LaHaye, which are General
20833 Stevens Creek Blvd.                            Partners of Peregrine Ventures and
Suite 102                                            Peregrine Ventures II (venture capital
Cupertino, CA  95014                                 firms); Chairman of the Board and
                                                     Director, Quarterdeck Office Systems,
                                                     Inc.; Director, FischerImaging
                                                     Corporation; and director or trustee,
                                                     as the case may be, of 26 of the
                                                     investment companies in the Franklin
                                                     Group of Funds.

Gordon S. Macklin                Trustee             Chairman, White River Corporation
Age 67                                               (information services); Director, Fund
8212 Burning Tree Road                               American Enterprises Holdings, Inc.,
Bethesda, MD  20817                                  Lockheed Martin Corporation, MCI
                                                     Communications Corporation, MedImmune,
                                                     Inc. (biotechnology), InfoVest
                                                     Corporation (information services), and
                                                     Fusion Systems Corporation (industrial
                                                     technology); and director, trustee or
                                                     managing general partner, as the case
                                                     may be, of 53 of the investment
                                                     companies in the Franklin Templeton
                                                     Group of Funds; and formerly held the
                                                     following positions:  Chairman,
                                                     Hambrecht and Quist Group; Director,
                                                     H&Q Healthcare Investors; and
                                                     President, National Association of
                                                     Securities Dealers Inc.

Harmon E. Burns                  Vice President      Executive Vice President, Secretary and
Age 51                           since 1988          Director, Franklin Resources, Inc.;
777 Mariners Island Blvd.                            Executive Vice President and Director,
San Mateo, CA  94404                                 Franklin Templeton Distributors, Inc.;
                                                     Executive Vice President, Franklin
                                                     Advisers, Inc.; Director,
                                                     Franklin/Templeton Investor Services,
                                                     Inc.; officer and/or director, as the
                                                     case may be, of other subsidiaries of
                                                     Franklin Resources, Inc.; and officer
                                                     and/or director or trustee of 61 of the
                                                     investment companies of the Franklin
                                                     Templeton Group of Funds.

Kenneth V. Domingues             Vice                Senior Vice President, Franklin
Age 63                           President-Financial Resources, Inc., Franklin Advisers,
777 Mariners Island Blvd.        Reporting and       Inc., and Franklin Templeton
San Mateo, CA  94404             Accounting          Distributors, Inc.; officer and/or
                                 Standards           director, as the case may be, of other
                                                     subsidiaries of Franklin Resources,
                                                     Inc., and officer and/or managing
                                                     general partner, as the case may be, of
                                                     37 of the investment companies in the
                                                     Franklin Group of Funds.

Martin L. Flanagan               Vice President      Senior Vice President, Chief Financial
Age 35                           and Chief           Officer and Treasurer, Franklin
777 Mariners Island Blvd.        Financial Officer   Resources, Inc.; Executive Vice
San Mateo, CA  94404                                 President, Templeton Worldwide, Inc.;
                                                     Senior Vice President and Treasurer,
                                                     Franklin Advisers, Inc. and Franklin
                                                     Templeton Distributors, Inc.; Senior
                                                     Vice President, Franklin/Templeton
                                                     Investor Services, Inc.; officer of
                                                     most other subsidiaries of Franklin
                                                     Resources, Inc.; and officer of 61 of
                                                     the investment companies of the
                                                     Franklin Templeton Group of Funds.

Deborah R. Gatzek                Secretary and       Senior Vice President and General
Age 47                           Vice President      Counsel, Franklin Resources, Inc. and
777 Mariners Island Blvd.                            Franklin Templeton Distributors, Inc.;
San Mateo, CA  94404                                 Vice President, Franklin Advisers,
                                                     Inc.; and officer of 61 of the
                                                     investment companies in the Franklin
                                                     Group of Funds.

Charles E. Johnson               Vice President      Senior Vice President and Director,
Age 39                                               Franklin Resources, Inc.; Senior Vice
500 East Broward Blvd.                               President, Franklin Templeton
Fort Lauderdale, FL  33394-3091                      Distributors, Inc.; President and
                                                     Director, Templeton Worldwide Inc. and
                                                     Franklin Institutional Services
                                                     Corporation; and officer and/or
                                                     director or trustee, as the case may
                                                     be, of 40 of the investment companies
                                                     of the Franklin Templeton Group of
                                                     Funds.

Diomedes Loo-Tam                 Treasurer and       Employee of Franklin Advisers, Inc.;
Age 57                           Principal           and officer of 37 of the investment
777 Mariners Island Blvd.        Accounting Officer  companies in the Franklin Group of
San Mateo, CA  94404                                 Funds.

Chauncey Lufkin                  Vice President      Employee of Franklin Advisers, Inc.
Age 38                                               since 1990.  Formerly an employee of
777 Mariners Island Blvd.                            Manufacturers Hanover Trust Co. and
San Mateo, CA  94404                                 Security Pacific Bank.

Edward V. McVey                  Vice President      Senior Vice President/National Sales
Age 58                                               Manager, Franklin Templeton
777 Mariners Island Blvd.                            Distributors, Inc.; and officer of 32
San Mateo, CA  94404                                 of the investment companies in the
                                                     Franklin Group of Funds.

R. Martin Wiskemann              Vice President      Senior Vice President, Portfolio
Age 69                                               Manager and Director, Franklin
777 Mariners Island Blvd.                            Advisers, Inc.; Senior Vice President,
San Mateo, CA  94404                                 Franklin Management, Inc.; Vice
                                                     President, Treasurer and Director, ILA
                                                     Financial Services, Inc. and Arizona
                                                     Life Insurance Company of America; and
                                                     officer and/or director, as the case
                                                     may be, of 21 of the investment
                                                     companies in the Franklin Group of
                                                     Funds.


Charles E. Johnson is the son and nephew, respectively, of Charles B. Johnson and Rupert H. Johnson, Jr., who are brothers. Chauncey Lufkin is the son-in-law and brother-in-law, respectively, of Charles B. Johnson and Charles E. Johnson.

          3. No director or officer of the Fund is a non-resident director or officer.

          4.   (a) and (b)

                    Trustees not affiliated with the Manager ("nonaffiliated trustees") are currently paid fees of $1,200 per year and $100 per meeting attended. As indicated above, certain of the Fund's nonaffiliated trustees also serve as directors, trustees or managing general partners of other investment companies in the Franklin Group of Funds_ and the Templeton Group of Funds (the "Franklin Templeton Group of Funds") from which they may receive fees for their services. The following table indicates the total fees paid to nonaffiliated trustees by the Fund and by other funds in the Franklin Templeton Group of Funds.


                                      COMPENSATION TABLE

                                                   TOTAL COMPENSATION      NUMBER OF BOARDS
                                                   RECEIVED FROM THE        IN THE FRANKLIN
                                AGGREGATE          FRANKLIN TEMPLETON       TEMPLETON GROUP
                              COMPENSATION          GROUP OF FUNDS,        OF FUNDS ON WHICH
          NAME                 FROM FUND*         INCLUDING THE FUND**      EACH SERVES***
          ----                 ----------         --------------------      --------------
Frank H. Abbott, III              $2,400                $162,420                   31
Harris J. Ashton                   2,400                 327,925                   56
S. Joseph Fortunato                2,400                 344,745                   58
David W. Garbellano                2,400                 146,100                   30
Frank W.T. LaHaye                  2,400                 143,200                   26
Gordon S. Macklin                  2,400                 321,525                   53


*       For the fiscal year ended November 30, 1995.

**      For the calendar year ended December 31, 1995.

***     The number of boards is based on the number of registered investment companies in the
        Franklin Templeton Group of Funds and does not include the total number of series or funds within each investment company for which the directors are responsible.  The
        Franklin Templeton Group of Funds currently includes 61 registered investment companies, consisting of more than 162 U.S.-based funds or series.


                    Nonaffiliated trustees are also reimbursed for expenses incurred in connection with attending Board meetings, paid pro rata by all Franklin Templeton Funds for which they serve as trustees, directors or managing general partners. No officer or trustee received any other compensation directly from the Fund. Certain officers of the Fund are shareholders of Franklin Resources, Inc. and may be deemed to receive indirect remuneration by virtue of their participation in the management fees received by the Manager.

               (c)    Inapplicable

ITEM 19.       CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

          1.   Inapplicable

          2. As of February 29, 1996, to the Fund's knowledge, no person beneficially owns 5% or more of the Fund's outstanding shares.

          3. As of February 29, 1996, the Trustees and officers as a group owned less than 1% of the Fund's outstanding shares of beneficial interest.

ITEM 20.       INVESTMENT ADVISORY AND OTHER SERVICES

        1.     a.     See response to Item 9.1.b.

               b.     See response to Item 18.1 and 18.2.

               c. The fourth paragraph of the "Management of the Fund" section of the Fund's Prospectus is incorporated by reference herein.

                    (1) The total dollar amounts paid to the Manager by the Fund for the fiscal years ended November 30, 1993, 1994 and 1995, were $1,239,833, $1,127,460 and $999,478, respectively.

                    (2) There were no credits that reduced the advisory fee for any of the last fiscal years.

                    (3) The Fund has not been, and it is presently anticipated that the Fund will not be, subject to any expense limitation under state law.

          2. The fifth paragraph of the "Management of the Fund" section of the Prospectus is incorporated herein by reference.

          3.   Inapplicable

          4.   Inapplicable

          5.   Inapplicable

          6. See response to Item 9.e. The Custodian maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund's portfolio securities.

          7. Coopers & Lybrand L.L.P. ("C&L"), 333 Market Street, San Francisco, CA 94105, serves as the Fund's independent accountants and audits the Fund's financial statements on an annual basis.

          8.   Inapplicable

ITEM 21.       BROKERAGE ALLOCATION AND OTHER PRACTICES

        1., 2. and 3.

               The "Portfolio Transactions and Brokerage" section of the Fund's Prospectus is incorporated herein by reference. For the fiscal years ended November 30, 1993, 1994 and 1995, the Fund paid total brokerage commissions of $63,428, $81,613 and $87,497, respectively. No commissions were paid by the Fund to any broker that is an affiliated person of the Fund or the Manager during the Fund's three most recent fiscal years.

          4. The Fund and the Manager did not direct the Fund's brokerage transactions to a broker or brokers pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.

          5. During the fiscal year ended November 30, 1995, the Fund did not acquire securities of its regular broker-dealers or their parents.

ITEM 22.       TAX STATUS

               The "Dividends and Distributions," "Dividend Reinvestment Plan" and "Taxation" sections of the Fund's Prospectus are incorporated herein by reference, except for the following:

               (i) The first sentence of the first paragraph of the text that now appears under the heading "Taxation of the Fund" is replaced by the following sentence:

                    The Fund has qualified and elected to be treated as a regulated investment company for federal income tax purposes and intends to continue to so qualify.

               (ii) The second sentence of the fourth paragraph under the heading "Taxation of the Fund" in the section "Taxation" is revised to replace "97%" with "98%."

               (iii) The following new paragraph is added as paragraph 4 under the heading "Taxation of the Fund" in the section
                    "Taxation":

                    The federal income tax rules governing the taxation of interest rate swaps, caps and floors may require the Fund to treat payments received under such arrangements as ordinary income and to amortize such payments under certain circumstances. The Fund will limit its activity in this regard in order to maintain its qualification as a regulated investment company.

               (iv) The ninth paragraph under the heading "Taxation of
                    Shareholders" in the section "Taxation" is deleted in its entirety.

               (v) The last three sentences of the first paragraph under the heading "Taxation of the Fund" in the section "Taxation" are deleted.

               (vi) The first sentence of the tenth paragraph under the heading
                    "Taxation of Shareholders" in the section "Taxation" is revised to replace "20%" with "31%."

ITEM 23.  FINANCIAL STATEMENTS

          Pages 8 through 20 of the Fund's Annual Report to Shareholders for the fiscal year ended November 30, 1995, are incorporated herein by reference.





                                     PART C
                               OTHER INFORMATION

ITEM 24   FINANCIAL STATEMENTS AND EXHIBITS

1) The following financial statements have been incorporated by reference to the Registrant's filing on Form N-30D on January 25, 1996:

      (a)  Report of Independent Auditors - January 2, 1996

      (b) Statement of Investments in Securities and Net Assets - November 30, 1995

      (c)  Statement of Assets and Liabilities - November 30, 1995

      (d)  Statement of Operations - for the year ended November 30, 1995

      (e) Statements of Changes in Net Assets - for the years ended November 30, 1995 and 1994.

      (f)  Statement of Cash Flow for the year ended November 30, 1995

      (g)  Notes to Financial Statements

2) Exhibits:

The following exhibits are attached herewith except for exhibit e(ii) which is incorporated by reference:

      (a)  copies of the charter as now in effect;

            (i) Agreement and Declaration of Trust As Amended and restated December 13, 1988

      (b) copies of the existing By-Laws or instruments corresponding thereto;

            (i)  By-Laws

      (c) copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

            Not Applicable

      (d) copies of all instruments defining the rights of the holders of the securities being registered including, where applicable, the relevant portion of the articles of incorporation or by-laws of the registrant;

            Not Applicable

      (e) a copy of the document setting forth the Registrant's dividend reinvestment plan, if any;

            (i) Prospectus for Franklin Principal Maturity Trust dated January 19, 1989

            (ii) The section of the Annual Report of the Registrant dated
                 November 30, 1995, entitled "Dividend Reinvestment Plan," is incorporated herein by reference to the Registrant's filing on Form N-30D on January 25, 1996.

      (f) copies of the constituent instruments defining the rights of the holders of long-term debt of all subsidiaries for which consolidated or unconsolidated financial statements are required to be filed;

            Not Applicable

      (g)  copies of all investment advisory contracts relating   to the
           management of the assets of the Registrant;

            (i) Investment Management Agreement dated January 19, 1989 between the Registrant and Franklin Advisers, Inc.

      (h) copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

            Not Applicable

      (i) copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of directors or officers of the Registrant in their capacity as such (A reasonably detailed description of any plan that is not set forth in a formal document should be furnished;

            Not Applicable

      (j)   copies of all custodian agreements and depository contracts under
            Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

            (i) Custody Agreement between Registrant and Bank of America National Trust and Savings Association dated January 18, 1989

            (ii) Master Custody Agreement between Registrant and Bank of New
                 York dated February 16, 1996

            (iii)Terminal Link Agreement between Registrant and The Bank of
                 New York dated February 16, 1996

      (k) copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part at or after the date of filing the registration statement;

            Not Applicable

      (l) an opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

            Not Applicable

      (m) if a non-resident director, officer, investment adviser, or expert named in the registration statement has executed a consent to service of process within the United States, a copy of that consent to service;

            Not Applicable

      (n) copies of any other opinions, appraisals or rulings and consents to their use, relied on in the preparation of this registration statement, and consents to the use of accountants reports relating to audited financial statements required by Section 7 of the 1933 Act;

            Not Applicable

      (o)  all financial statements omitted from Items 8.6 or 23;

            Not Applicable

      (p) copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of reselling;

            (i)  Letter of Understanding dated January 11, 1989

      (q) Copies of the model plan used in the establishment of any retirement plan in conjunction with which the Registrant offers its securities, any instructions to it, and any other documents making up the model plan;

            Not Applicable

      (r)   Power of Attorney

            (i)  Power of Attorney dated December 14, 1995

            (ii) Certificate of Secretary dated December 14, 1995

      (s) Electronic Filers. A Financial Data Schedule meeting the requirements of rule 483 under the Securities Act of 1933

            (i)  Financial Data Schedule

ITEM 25.  MARKETING ARRANGEMENTS

None

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

None

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

None

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES

As of February 29, 1996, the number of shareholders of record of the only class of the Registrant's shares were as follows:

      (1)                                                   (2)

Title of Class                                  Number of Record Holders

Franklin Principal Maturity Trust
Shares of Beneficial Interest ($.01 par value)      2,934

ITEM 29.  INDEMNIFICATION

Under Section 3 of Article VII of the Fund's Amended and Restated Agreement and Declaration of Trust and Article VI of the Fund's By-Laws, any past or present trustee or officer of the Fund and each of the Fund's employees and agents will be indemnified to the fullest extent permitted under the laws of the Commonwealth of Massachusetts and the Investment Company Act of 1940, as those statutes are now or hereafter in force, against liability and all expenses reasonably incurred by any such person in connection with any action, suit or proceedings to which such person may be a party or otherwise involved by reason of being or having been a trustee, officer, employee or agent of the Fund. This provision does not authorize indemnification when it is determined, in the manner specified by law, that the trustee, officer, employee or agent would otherwise be liable to the Fund or its shareholders by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties.

Paragraph 13 of the Underwriting Agreement for the shares of beneficial interest provide for indemnification of trustees, officers and controlling persons of the Fund.

The trustees and officers of the Fund and the personnel of the Fund's Investment Manager are insured under an errors and omission's liability insurance policy. The Fund and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Act") may be permitted to the Trustees, officers and controlling persons of the Fund pursuant to the foregoing provisions, or otherwise, the Fund has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Fund of expenses incurred or paid by a Trustee, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Franklin Advisers, Inc.

The officers and directors of the Registrant's manager also serve as officers and/or directors for (1) the manager's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. In addition, Mr. Charles B. Johnson is a director of General Host Corporation. For additional information please see Part B and Schedules A and D of Form ADV of the Fund's Investment Manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the Investment Manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

The accounts and records of the Fund are located at the office of the Fund and at additional locations, as follows:

NAME                                      ADDRESS

Franklin Advisers, Inc.                   777 Mariners Island Blvd.
                                          San Mateo, CA 94404

First Data Investor Services Group        53 State Street
                                          Boston, MA 02109

Bank of America NT & SA                   555 California Street,
                                          Fourth Floor
                                          San Francisco, CA 94104

Bank of New York                          Mutual Funds Division
                                          90 Washington Street
                                          New York, New York 10286


ITEM 32.  MANAGEMENT SERVICES

Not Applicable

ITEM 33.  UNDERTAKINGS

Not Applicable



SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo and the State of California, on the XXth day of March, 1996.

FRANKLIN PRINCIPAL MATURITY TRUST
(Registrant)

By:  /s/ Edward B. Jamieson*
     President

*By: /s/ Larry L. Greene
     (Attorney-in-Fact)
     Pursuant to Powers of Attorney filed herewith.



                       FRANKLIN PRINCIPAL MATURITY TRUST
                             REGISTRATION STATEMENT
                                 EXHIBITS INDEX


EXHIBIT NO.           DESCRIPTION                            PAGE NO.
                                                             IN SEQUENTIAL
                                                             NUMBERING SYSTEM

EX-99.2a(i)           Agreement and Declaration of Trust     Attached
                      as amended and restated December
                      13, 1988

EX-99.2b(i)           By-Laws                                Attached

EX-99.2e(i)           Prospectus for Franklin Principal      Attached
                      Maturity Trust dated January 19,
                      1989

EX-99.2e(ii)          "Dividend Reinvestment Plan"           *
                      section of Annual Report dated
                      November 30, 1995

EX-99.2g(i)           Investment Management Agreement        Attached
                      dated January 19, 1989 between the
                      Registrant and Franklin Advisers,
                      Inc.

EX-99.2j(i)           Custody Agreement between              Attached
                      Registrant and Bank of America
                      National Trust and Savings
                      Association dated January 18, 1989

EX-99.2j(ii)          Master Custody Agreement between       Attached
                      Registrant and Bank of New York
                      dated February 16, 1996

EX-99.2j(iii)         Terminal Link Agreement between        Attached
                      Registrant and The Bank of New York
                      dated February 16, 1996

EX-99.2p(i)           Letter of Understanding dated          Attached
                      January 11, 1989

EX-99.2r(i)           Power of Attorney dated December       Attached
                      14, 1995

EX-99.2r(ii)          Certificate of Secretary dated         Attached
                      December 14, 1995

EX-27.2s(i)           Financial Data Schedule                Attached


*Incorporated by Reference